Exhibit 10

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2010, is among ALLIED MOTION TECHNOLOGIES INC., a Colorado corporation (the “US Borrower”), and ALLIED MOTION TECHNOLOGIES B.V., a Dutch Closed Company with Limited Liability (the “EUR Borrower,” and together with the US Borrower, the “Borrowers”), the Lenders under the Credit Agreement (as defined below), and JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement, and J.P. MORGAN EUROPE LIMITED, as EUR Agent (the “EUR Agent,” and together with the Administrative Agent, the “Agents”) under the Credit Agreement.

RECITALS

A.            The US Borrower, Precision Motor Technology B.V., a Dutch Closed Company with Limited Liability, the Lenders, the Administrative Agent and the EUR Agent have entered into a Credit Agreement, dated as of May 7, 2007 (the “Credit Agreement”), as amended by that certain Waiver and First Amendment to Credit Agreement, dated as of August 3, 2009, and that certain Second Amendment to Credit Agreement, dated as of July 30, 2010, providing for a revolving line of credit to US Borrower in an aggregate maximum principal amount of $8,000,000 as of the date hereof, and a revolving line of credit to EUR Borrower in an aggregate maximum principal amount of €2,000,000 as of the date hereof.  Capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

B.            The Borrowers have requested that the Lenders and the Agents agree, and the Lenders and the Agents have agreed, to amend the terms and conditions of the Credit Agreement subject to and as more fully set forth in this Amendment.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agents agree as follows:

1.             Amendments to Credit Agreement.  Effective as of the Third Amendment Effective Date, as defined below, and upon the terms and subject to the conditions set forth in this Amendment, the Credit Agreement is hereby amended as follows:

A.                                   Section 1.01 of the Credit Agreement is hereby amended as follows:

1.             The definition of “Applicable Margin” is deleted in its entirety, and substituted therefor is the following:

“Applicable Margin” means, for any day, (a) with respect to any ABR Loan, 1.00%, (b) with respect to any Eurodollar Loan, 2.00%, (c) with respect to any EUR Revolving Loan, 2.00%, (d) with respect to the unused commitment fee,

0.375%, and (e) with respect to fees for Letters of Credit payable hereunder, 2.00%.

2.             The definition of “Borrowing” is deleted in its entirety, and substituted therefor is the following:

“Borrowing” means (a) US Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) EUR Revolving Loans as to which a single Term is in effect.

3.             The definition of “Consolidated EBITDA” is deleted in its entirety, and substituted therefor is the following:

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, without duplication, to the extent deducted from revenues in determining Consolidated Net Income for such period, (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation, (d) amortization, (e) any non-cash expense attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such expense that constitutes an accrual of or a reserve for cash charges for any future period), (f) any non-cash mark-to-market losses under Swap Agreements permitted under Section 6.05 of the Credit Agreement for such period, and (g) all payments made by any Borrower under Swap Agreements permitted under Section 6.05 of the Credit Agreement for such period, minus, without duplication, to the extent included in revenues in determining Consolidated Net Income for such period, (x) any non-cash gains attributable to the expensing of share based payment awards (including, without limitation, awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such gain that represents the reversal of any accrual of or reserve for anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above), (y) any non-cash mark-to-market gains under Swap Agreements permitted under Section 6.05 of the Credit Agreement for such period, and (z) all payments received by any Borrower under Swap Agreements permitted under Section 6.05 of the Credit Agreement for such period, in each case calculated for the US Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for such period.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period any Borrower or any Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period any Borrower or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of such Reference Period.

4.             The third sentence of the definition of “EUR Revolving Loan Commitment” is deleted in its entirety and substituted therefor is the following:

The aggregate amount of all EUR Revolving Loan Commitments on the Third Amendment Effective Date is €3,000,000.00.

5.             The definition of “EUR Borrower” is deleted in its entirety, and substituted therefor is the following:

“EUR Borrower” means Allied Motion Technologies B.V., a Dutch Closed Company with Limited Liability, as assigned from Precision Motor Technology B.V.

6.             The definition of “EUR Guaranty Agreement” is deleted in its entirety, and substituted therefor is the following:

“EUR Guaranty Agreement” means that certain Amended and Restated Guaranty Agreement (Dutch), dated as of October 26, 2010, executed by the US Borrower and Precision Motor Technology B.V., a Dutch Closed Company with Limited Liability, in favor of the Administrative Agent, as amended, supplemented or replaced from time to time.

7.             The definition of “EUR Obligors” is deleted in its entirety, and substituted therefor is the following:

“EUR Obligors” means each of the EUR Borrower, Precision Motor Technology B.V., a Dutch Closed Company with Limited Liability, and each Person that enters into a Guaranty Agreement pursuant to Section 5.09(b).

8.             The definition of “EUR Pledge Agreement” is deleted in its entirety, and substituted therefor is the following:

“EUR Pledge Agreement” means that certain Pledge Agreement, dated as of May 7, 2007, among the Borrowers and the Administrative Agent, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

9.             The definition of “EUR Revolving Loans” is deleted in its entirety, and substituted therefor is the following:

“EUR Revolving Loans” means the Loans made pursuant to Section 2.01(b).

10.           The definition of “Interest Election Request” is amended by deleting the phrase “or a Term Loan Borrowing”.

11.           The definition of “Revolving Loan Maturity Date” is deleted in its entirety and substituted therefor is the following:

“Revolving Loan Maturity Date” means the earliest of (a) October 26, 2012 (which date shall be extended to October 26, 2013 upon the request of the Borrowers and subject to the prior written approval by the Agents and the Lenders, which approval may be withheld by any Agent or any Lender in its or their sole discretion), and (b) any date on which the Total Revolving Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof or the Revolving Loans shall have become due and payable in accordance with the terms hereof.

12.           The definition of “Term” is deleted in its entirety, and substituted therefor is the following:

“Term” means, save as otherwise provided herein, in relation to any EUR Revolving Loan, the period for which such EUR Revolving Loan is borrowed as specified in the Revolving Loan Borrowing Request relating thereto or as later specified in Section 2.07.

13.           A new definition of “Third Amendment” is added as follows:

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of October 26, 2010, among the Borrowers, the Lenders and the Agents.

14.           A new definition of “Third Amendment Effective Date” is added as follows:

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

15.           The second sentence of the definition of “Total Commitment” is deleted in its entirety and substituted therefor is the following:

The Total Commitment as of the Third Amendment Effective Date is the sum of $4,000,000.00 plus €3,000,000.00.

16.           The definition of “Total Revolving Loan Commitment” is deleted in its entirety and substituting therefor the following:

“Total Revolving Loan Commitment” means, at any time, the sum of $4,000,000.00 plus €3,000,000.00 or, if such amount is reduced pursuant to Section 2.08 or Article VII, or increased pursuant to Section 2.19, the amount to which so reduced or increased and in effect at such time.

17.           The definition of “Type” is deleted in its entirety and substituting therefor the following:

“Type”, when used in reference to any US Revolving Loan or US Revolving Loan Borrowing refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

18.           The definition of “US Loan” is deleted in its entirety, and all references in any Loan Document to the term “US Loan” shall be deemed to be a reference to the term “US Revolving Loan”.

19.           The third sentence of the definition of “US Revolving Loan Commitment” is deleted in its entirety and substituted therefor is the following:

The aggregate amount of all US Revolving Loan Commitments on the Third Amendment Effective Date is $4,000,000.00.

B.            Clause (c) of Section 2.01 of the Credit Agreement is deleted in its entirety.

C.            Section 2.02(b) is amended to delete the reference to Term Loans in the first line thereof.

D.            Section 2.04 of the Credit Agreement is deleted in its entirety and substituted therefor is the following:

Intentionally Omitted.

E.             Section 2.09(c) of the Credit Agreement is deleted in its entirety and substituted therefor is the following:

Intentionally Omitted.

F.             Section 2.17(a) is amended by deleting the phrase “and Term Loans” in clause (i) thereof.

G.            The second sentence of Section 5.08 is deleted in its entirety.

H.            Clauses (e) and (f) of Section 5.09 are deleted in their entirety and substituted therefor are the following:

(e)           Upon the reasonable request by the Administrative Agent, the EUR Borrower shall, and shall cause each EUR Obligor and any Subsidiary of any

EUR Obligor to, execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent or otherwise pledge substantially all of its property to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent under the laws purporting to govern the relevant Loan Document, (x) cause each document (including each Uniform Commercial Code financing statement, each other security filing (including each filing with respect to intellectual property owned by each such Person)) required by the laws purporting to govern the relevant Loan Document or reasonably requested by the Administrative Agent to be signed, delivered, filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, in each case to secure the Obligations relating to the EUR Revolving Loans, all interest accruing thereon and all fees and indemnities payable in connection therewith, and (y) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Subsidiary and the matters set forth in this Section.

(f)            Upon the reasonable request of the Administrative Agent, the US Borrower shall, and shall cause any Loan Party that owns Equity Interests of any Dutch or other non-U.S. entity to, enter in one or more Dutch law governed (or such other law governed agreement as the Administrative Agent shall require) pledge agreements pursuant to which the US Borrower and each such Loan Party shall pledge (i) 65% of such Equity Interests to secure the US Revolving Loans (if such Loan Party is a US entity), and (ii) 100% of such Equity Interests to secure the EUR Revolving Loans, and, in each case, the US Borrower shall, and shall cause each such Loan Party to take all such necessary action to, cause such pledges to be legal, valid and enforceable under Dutch (or such other) law.

I.              Section 6.14 of the Credit Agreement is deleted in its entirety, and substituted therefor is the following:

SECTION 6.14       Financial Covenants.  The Borrowers shall comply and shall cause compliance with the following financial covenants, to be measured at the end of each fiscal quarter:

(a)           The Consolidated Leverage Ratio shall at all times be less than or equal to 2.50 to 1.00.

(b)           The Consolidated Fixed Charge Coverage Ratio shall be at all times greater than or equal to 1.25 to 1.00.

(c)           The Consolidated Tangible Net Worth shall at all times be greater than or equal to the sum of (i) 85% of Consolidated Tangible Net Worth as of the Third Amendment Effective Date, plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after the Third Amendment Effective Date (with no deduction for a net loss in any such fiscal quarter), plus (iii) 100% of the amount of all proceeds (net of costs and expenses) received pursuant to the issuance of any equity securities, if applicable, by any Borrower or any Subsidiary after December 31, 2006 (excluding proceeds of any issuance made for the purposes of fulfilling a stock purchase plan or stock incentive plan for the consultants, employees or directors of any Borrower or any Subsidiary).

J.                                        Section 6.15 shall be deleted in its entirety.

K.            Section 9.15 is amended by deleting the phrase “Terms Loans,”.

L.             Schedule I of the Credit Agreement is hereby amended by deleting such Schedule I in full and substituting therefor Schedule I to this Amendment.

M.           Schedule 3.01 of the Credit Agreement is hereby deleted in its entirety, and substituted therefor is a revised Schedule 3.01 attached to this Amendment.

2.             Other Agreements.

(a)           The Borrowers, Lenders and Agents agree that all of the Loan Documents are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.

(b)           All references in any document to “Credit Agreement” or any “Loan Document” shall refer to the Credit Agreement or any such Loan Document, as amended pursuant to this Amendment.

3.             Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date that all such conditions are satisfied, the “Third Amendment Effective Date”):

(a)           The Agents shall have received:

(i)            from each party hereto a counterpart of this Amendment signed on behalf of such party;

(ii)           each item set forth on the Closing Documents Checklist attached hereto as Exhibit B; and

(iii)          such other documents, certificates and instruments as the Agents or any Lender or its counsel may have reasonably requested, such documents, certificates and instruments to be satisfactory to the Agents, the Lenders and their counsel in all respects in their sole discretion.

(b)           All governmental and third party approvals necessary or, in the discretion of the Lenders, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

(c)           The Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by the Borrowers or any other Loan Party hereunder or under any separate agreements.

4.             Representations, Warranties and Covenants.  The Borrowers hereby certify to the Lenders that as of the date of this Amendment and as of the Third Amendment Effective Date (after giving effect to this Amendment and the transactions contemplated hereby) all of the Borrowers’ representations and warranties contained in the Credit Agreement and each of the Loan Documents are true, accurate and complete, and no “Default” or “Event of Default” exists under (and as defined in) the Credit Agreement or any of the Loan Documents.  Without limiting the generality of the foregoing, each Borrower represents and warrants that (i) the execution and delivery of this Amendment has been authorized by all necessary action on the part of such Borrower, (ii) the person executing this Amendment on behalf of such Borrower is duly authorized to do so, and (iii) this Amendment constitutes the legal, valid, binding and enforceable obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.             Additional Documents.  The Borrowers shall execute and deliver, and shall cause to be executed and delivered, to the Agents or the Lenders at any time and from time to time such documents and instruments, including without limitation additional amendments to the Credit Agreement and the Loan Documents, as the Agents or the Lenders may reasonably request to confirm and carry out the transactions contemplated hereby or by any other Loan Documents executed in connection herewith.

6.             Continuation of the Credit Agreement and Loan Documents.  Except as specified in this Amendment, the provisions of the Credit Agreement and the Loan Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement or the Loan Documents, the terms of this Amendment shall control.  This Amendment is a Loan Document.

7.             Ratification and Reaffirmation of Obligations by Borrower; Assignment of EUR Borrower Obligations.  Each Borrower hereby (a) ratifies and confirms all of its Obligations under the Credit Agreement and each of the other Loan Documents, and acknowledges and agrees that such Obligations remain in full force and effect, and (b) ratifies, reaffirms and reapproves in favor of the Agents and each Lender, as applicable, the terms and provisions of the Credit Agreement and each of the other Loan Documents, including (without limitation), its pledges and other grants of Liens and security interests pursuant to the Collateral Documents.  Precision Motor Technology B.V. hereby fully and forever assigns to Allied Motion Technologies, B.V., and Allied Motion Technologies, B.V. hereby fully and forever accepts and assumes, all of Precision Motor Technology B.V.’s, rights and obligations as the “EUR

Borrower” under the Credit Agreement, as amended hereby, and the other Loan Documents, as if Allied Motion Technologies B.V. were an original Borrower and the EUR Borrower thereunder.

8.             Release and Indemnification.

(a)           Each Borrower and each Guarantor hereby fully, finally, and forever releases and discharges the Agents and each Lender, and their respective successors, assigns, directors, officers, employees, agents and representatives, from any and all causes of action, claims, debts, demands and liabilities, of whatever kind or nature, in law or equity, of any Borrower or any Guarantor, whether now known or unknown to any Borrower or any Guarantor in respect of (a) the Obligations under the Credit Agreement and each of the other Loan Documents or (b) the actions or omissions of any Agent or any Lender in any manner related to the Obligations under the Credit Agreement and each of the other Loan Documents; provided that this Section shall only apply to and be effective with respect to events or circumstances existing or occurring prior to and including the date of this Amendment.

(b)           Without limiting Section 9.03 of the Credit Agreement, each Borrower and each Guarantor hereby agrees to indemnify, defend, and hold harmless each and all of the Agents and Lenders (each an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected (“Claims”), arising from or made under any legal theory, which any of Indemnified Parties may incur as a direct or indirect consequence of or in relation to any acts or omissions of any Borrower or any Guarantor arising from or relating to any of: (i) the Loan Documents; (ii) this Amendment; or (iii) any documents executed by any Borrower or any Guarantor in connection with this Amendment.  Should any Indemnified Party incur any such Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys’ fees, shall be added to the amounts due under the Loan Documents, and shall be secured by any and all liens created under and pursuant to the Loan Documents.  This indemnity shall survive until the Obligations have been indefeasibly paid in full and the termination, release or discharge of any Borrower and any Guarantor.  To the extent permissible under applicable law, this indemnity shall not limit any other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable, that any Indemnified Party may have; provided that no Indemnified Party shall have the right to indemnification to the extent that a Claim arises out of the Indemnified Party’s gross negligence or willful misconduct.

9.             Miscellaneous.

(a)           THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

(b)           All representations and warranties made in this Amendment, the Credit Agreement or any Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other related Loan Documents, and no investigation by the Agents or any Lender or any closing shall affect the representations and warranties or the right of the Agents or any Lender to rely upon them.

(c)           This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           This Amendment, the Credit Agreement, the other Loan Documents, and all other instruments, documents and agreements executed and delivered in connection with this Amendment, the Credit Agreement and the other Loan Documents, embody the final, entire agreement among the parties hereto with respect to the subject matter hereof.  There are no oral agreements among the parties hereto.  This Amendment may not be amended or modified orally, but only by a written agreement meeting the requirements of Section 9.02 of the Credit Agreement.

(e)           The section headings herein are for convenience only and shall not affect the construction hereof.

(f)            Other than as expressly stated herein, this Amendment and the amendments set forth herein do not constitute a waiver by Lenders and Agents of Borrower’s or any other Loan Party’s compliance with any covenants, or a waiver of any Defaults or Events of Default, under the Credit Agreement or any of the Loan Documents, and shall not entitle the Borrowers or any other Loan Party to any similar or other amendments in the future.  Without limiting the foregoing, except as specifically set forth herein, Lenders and Agents continue to reserve all rights and remedies available to Lenders and Agent under the Credit Agreement and the Loan Documents, under law (including without limitation Article 9 of the Uniform Commercial Code) and at equity.

(g)           In case any provision of or obligation under this Amendment shall be held by any court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agents have executed this Third Amendment to Credit Agreement as of the date first above written.

ALLIED MOTION TECHNOLOGIES INC., as US Borrower

By:
Name:
Title:

ALLIED MOTION TECHNOLOGIES B.V., as EUR Borrower

By:
Name:
Title:

PRECISION MOTOR TECHNOLOGY B.V., as assignor

By: Allied Motion Technologies B.V., Director

By:
Name:
Title:	Director of Allied Motion Technologies B.V.

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:
Karen Lowe
Senior Vice President

J.P. MORGAN EUROPE LIMITED, as EUR Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS:

Each of the undersigned hereby (i) acknowledges the accuracy of the Recitals in the foregoing Amendment, (ii) consents to the modification of the Credit Agreement and the other Loan Documents and to all other matters in the foregoing Amendment, (iii) reaffirms the respective Guaranty Agreement executed by the undersigned and any other agreements, documents and instruments securing or otherwise related thereto (collectively, the “Guarantor Documents”), (iv) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged (except as specifically modified by the Amendment), are valid, binding and enforceable in accordance with their respective terms and guaranty or secure, as the case may be, the Obligations under the Credit Agreement as increased or otherwise changed pursuant to the Amendment, (v) agrees that all references, if any, in the Guarantor Documents to the Credit Agreement and the other Loan Documents are modified to refer to those documents as modified by the Amendment, and (vi) agrees to be bound by the release of the Agents and the Lenders as set forth in the Amendment.  The undersigned Guarantors hereby certify to the Lenders that, as of the date of the Amendment and as of the Third Amendment Effective Date (after giving effect to the Amendment), all of the Guarantors’ representations and warranties contained in each of the Loan Documents are true, accurate and complete, and no “Default” or “Event of Default” exists under (and as defined in) the Credit Agreement or any of the Loan Documents.  Without limiting the generality of the foregoing, each Guarantor represents and warrants that (i) the execution and delivery of this Acknowledgement and Consent by Guarantors has been authorized by all necessary action on the part of such Guarantor, (ii) the person executing this Acknowledgement and Consent by Guarantors on behalf of such Guarantor is duly authorized to do so, and (iii) this Acknowledgement and Consent by Guarantors constitutes the legal, valid, binding and enforceable obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  All capitalized terms above not otherwise defined have the meanings given them in the foregoing Amendment.

ALLIED MOTION CONTROL CORPORATION

By:
Name:
Title:

COMPUTER OPTICAL PRODUCTS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

EMOTEQ CORPORATION

By:
Name:
Title:

MOTOR PRODUCTS CORPORATION

By:
Name:
Title:

AMOT I, INC.

By:
Name:
Title:

AMOT II, INC.

By:
Name:
Title:

AMOT III, INC.

By:
Name:
Title:

STATURE ELECTRIC, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

PRECISION MOTOR TECHNOLOGY B.V.

By: Allied Motion Technologies B.V., Director

By:
Name:
Title:	Director of Allied Motion Technologies B.V.

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

SCHEDULE I

Commitments

Lender	US Revolving Loan Commitment	EUR Revolving Loan Commitment	Applicable Percentage
JPMORGAN CHASE BANK, N.A.	$4,000,000	€3,000,000	100%

SCHEDULE 3.01

Subsidiaries

(See attached.)

EXHIBIT B — CLOSING DOCUMENTS CHECKLIST

(See attached.)